EXHIBIT 10.6
February 13, 2006
Exelon Generation Company, LLC
10 South Dearborn, 37th Floor
Chicago, Illinois 60603
Attention: Michael R. Metzner
Ladies and Gentlemen:
     Wells Fargo Bank, National Association (the “Bank”) is pleased to advise Exelon Generation Company, LLC (the “Borrower”) that the Bank has approved a committed credit facility in an amount not exceeding $100,000,000 (such amount, as reduced from time to time pursuant hereto, the “Commitment Amount”). The facility shall be available on the terms and conditions set forth below.
1. DEFINITIONS AND INTERPRETATION.
     1.1 Definitions. In addition to the terms defined in the introductory paragraph, (a) capitalized terms used but not defined herein have the respective meanings set forth in the Syndicated Agreement (as defined below) and (b) the following terms have the following meanings:
     Agreement means this credit agreement, as amended, restated or otherwise modified from time to time.
     Applicable Margin — see Schedule I.
     Available Amount means, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit under any and all circumstances during the remaining term thereof.
     Base Rate means, for any period, a fluctuating interest rate per annum at all times equal to the higher of (a) the Prime Rate; and (b) the sum of 0.5% per annum plus the Federal Funds Rate in effect from time to time.
     Base Rate Loan means a Loan that bears interest based upon the Base Rate.
     Business Day means a day on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank market.
     Commitment means the commitment of the Bank to make Loans and issue Letters of Credit hereunder.

     Credit Extension means the making of a Loan or the issuance, increase in the amount of or extension of the term of a Letter of Credit.
     Default means any event described in Section 7.1.
     Facility Fee Rate — see Schedule I.
     Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York.
     Interest Payment Date means (a) for any LIBOR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that is longer than three months, each three-month anniversary of the first day of such Interest Period; (b) for any Base Rate Loan, the last day of each calendar quarter; and (c) for any Loan, any date on which such Loan is converted, prepaid or repaid and, after maturity thereof, any date on which demand is made by the Bank.
     Interest Period means, for any LIBOR Loan, the period commencing on the borrowing date therefor or the date such Loan was continued for a new Interest Period as or converted to a LIBOR Loan and ending on the date one, two, three or six months thereafter as the Borrower shall specify pursuant to Section 2.2 or 2.3; provided that (i) no Interest Period shall extend beyond the scheduled Termination Date; and (ii) the length of any Interest Period shall be subject to the provisions of clauses (iii) and (iv) of the proviso to the definition of “Interest Period” in the Syndicated Agreement.
     LC Application means the Bank’s standard form for the issuance of a Letter of Credit of the type requested by the Borrower at the time of such request or for an amendment to increase the amount of, or extend the term of, a Letter of Credit, in each case appropriately adjusted to conform to the terms of this Agreement (such as deleting all references to collateral, deleting references to any default other than Defaults as defined herein, and similar adjustments).
     LC Fee Rate — see Schedule I.
     Letter of Credit — see Section 2.1.
     LIBO Rate means the rate per annum for United States dollar deposits quoted by the Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of an Interest Period for delivery of funds in connection with a LIBOR Loan on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount of such LIBOR Loan. The Borrower understands and agrees that the Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Bank in its discretion deems appropriate, including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

     LIBOR Loan means a Loan that bears interest based upon the LIBO Rate.
     Loan — see Section 2.1.
     Note means a promissory note of the Borrower substantially in the form of Exhibit A.
     Prime Rate means a rate per annum equal to the prime rate of interest announced by the Bank, with the understanding that the prime rate is one of the Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Bank may designate and which is not necessarily the lowest rate charged to any customer, changing when and as said prime rate changes. Each change in the Prime Rate shall become effective on the date such change is announced within the Bank.
     Syndicated Agreement means the Credit Agreement dated as July 16, 2004 among the Borrower, various affiliates thereof, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent, as such Credit Agreement is in effect on the date hereof, without giving effect to (a) any subsequent amendment thereof or waiver or consent thereunder unless the Bank is a signatory, or otherwise consents, thereto or (b) any termination thereof; provided that if the Second Amendment to such Credit Agreement (a copy of which has been provided to the Bank) becomes effective, then the Bank shall be deemed to have consented thereto (and the references in Section 4.2 and 5.7 to Section 4.01(e)(iv) of the Syndicated Agreement and in Section 7.1(d) to Section 6.01(j) of the Syndicated Agreement shall be deemed to be references to Sections 4.01(e)(iii) and 6.01(i) of the Syndicated Agreement, respectively). Wherever a portion of the Syndicated Agreement is incorporated herein by reference, each reference in the incorporated provision to the “Administrative Agent,” a “Lender,” the “Majority Lenders” or a similar term shall be deemed to be a reference to the Bank.
     Termination Date means the earliest to occur of (a) February 12, 2007, (b) the date on which the Commitment Amount is reduced to zero pursuant to Section 2.4 or (c) the date on which all obligations of the Borrower hereunder become due and payable pursuant to Section 7.2.
     Total Outstandings means the sum of (a) the aggregate principal amount of all outstanding Loans (and any unpaid reimbursement obligations with respect to Letters of Credit that have not yet been deemed to be Loans pursuant to Section 2.12) and (b) the Available Amount of all outstanding Letters of Credit.
     Unmatured Default means an event which but for the lapse of time or the giving of notice, or both, would, unless cured or waived, constitute a Default.
     1.2 Interpretation. Sections 1.02 and 1.03 of the Syndicated Agreement are incorporated herein by reference as if such Sections were set forth in full herein, mutatis mutandis. Unless otherwise specified, references herein to a Section, an Exhibit or a Schedule shall mean a Section hereof or an Exhibit or Schedule hereto.
2. THE CREDIT.

     2.1 Availability. The Bank agrees to make loans (each a “Loan” and collectively the “Loans”) to, and issue letters of credit (each a “Letter of Credit” and collectively “Letters of Credit”) for the account of, the Borrower from time to time before the Termination Date; provided that the Total Outstandings shall not at any time exceed the Commitment Amount.
     2.2 Loan Procedures. Each Loan (other than a Loan made pursuant to Section 2.12, shall be made on prior written notice from the Borrower received by the Bank not later than noon (Chicago time) (a) in the case of a LIBOR Loan, three Business Days prior to the requested date of such Loan, and (b) in the case of a Base Rate Loan, on the requested date of such Loan. Each such notice shall specify (i) the borrowing date, which shall be a Business Day, (ii) the amount of the requested Loan, (iii) whether such Loan is to be a LIBOR Loan or a Base Rate Loan and (iv) in the case of a LIBOR Loan, the initial Interest Period therefor. Each Loan (other than a Loan made pursuant to Section 2.12) shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000.
     2.3 Conversion/Continuation Procedures. The Borrower may from time to time convert any Base Rate Loan to a LIBOR Loan, or vice versa, or on the last day of the Interest Period for any LIBOR Loan continue such LIBOR Loan for a new Interest Period, by prior written notice received by the Bank not later than noon (Chicago time) on (a) in the case of conversion to or continuation of a LIBOR Loan, three Business Days prior to the requested date of such conversion or continuation, and (b) in the case of conversion to a Base Rate Loan, the requested date of such conversion; provided that (i) after giving effect to any such conversion or continuation, each outstanding LIBOR Loan shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000; (ii) any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 3.4; and (iii) if the Borrower does not timely specify a new Interest Period for a LIBOR Loan (and such Loan is not paid in full on the last day of the relevant Interest Period), such Loan shall convert to a Base Rate Loan on the last day of the Interest Period therefor. Each notice of conversion or continuation of a Loan shall specify (A) the Loan (or portion thereof) to be converted or continued, (B) the requested date for such continuation or conversion, which shall be a Business Day, (C) the amount to be converted or continued, (D) whether such Loan is to be converted to a Base Rate Loan or converted to or continued as a LIBOR Loan; and (E) in the case of conversion to or continuation of a LIBOR Loan, the new Interest Period for such Loan.
     2.4 Reduction of the Commitment Amount. The Borrower may from time to time, upon two Business Days’ notice to the Bank, reduce the Commitment Amount to an amount that is not less than the Total Outstandings. Any such reduction shall be in the amount of $5,000,000 or a higher integral multiple thereof. Concurrently with any reduction of the Commitment Amount to zero, the Borrower shall pay all accrued and unpaid commitment fees and all other amounts then payable by the Borrower hereunder.
     2.5 Repayment of Loans. The Borrower shall repay all outstanding Loans on the Termination Date.
     2.6 Prepayments. The Borrower may from time to time prepay any Loan in whole or in part; provided that (a) except as provided in the following clause (b), each partial prepayment shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000; and (b) if, as a result of a Loan pursuant to Section 2.12, the aggregate principal amount of all Base Rate Loans is not $5,000,000 or a higher integral multiple of $1,000,000, then the Borrower may prepay Base Rate Loans in any amount so long as, after giving effect to such payment, the aggregate principal amount of all Base Rate Loans is $5,000,000 or a higher integral multiple of $1,000,000 (or zero). Any prepayment of a Loan shall be made on a Business Day and shall include accrued and unpaid interest on the amount prepaid and shall be subject to the provisions of Section 3.4.
     2.7 Interest. The unpaid principal amount of each Loan shall bear interest at a rate per annum equal to (a) at any time such Loan is a LIBOR Loan, the LIBO Rate for each applicable Interest Period plus the Applicable Margin as in effect from time to time; and (b) at any time such Loan is a Base Rate Loan, the Base Rate as in effect from time to time; provided that if any principal of any Loan is not paid when due, upon acceleration or otherwise, such Loan shall bear interest from such due date to the date paid at a rate per annum equal to the greater of (i) the rate otherwise applicable thereto plus 2% or (ii) the Base Rate as in effect from time to time plus 2%. Interest shall be payable on each Interest Payment Date.
     2.8 Facility Fee. The Borrower agrees to pay the Bank, for the period beginning on the date hereof and continuing to the Termination Date, a facility fee at a rate per annum equal to the Facility Fee Rate on the Commitment Amount regardless of usage (or, after the Termination Date, on the Total Outstandings). Such fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (and thereafter on demand).
     2.9 Utilization Fee. The Borrower agrees to pay the Bank, for each day on which the Total Outstandings exceed 50% of the Commitment Amount, a utilization fee at 0.10% per annum on the Total Outstandings on such day. Such fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date.
     2.10 Upfront Fee. The Borrower agrees to pay the Bank a non-refundable up-front fee in an amount equal to 0.030% of the Commitment Amount. Such fee shall be payable on the date that this Agreement has been signed by the Bank and the Borrower.
     2.11 LC Credit Extensions. The Borrower shall deliver an LC Application to the Bank not less than three Business Days prior to any requested Credit Extension with respect to a Letter of Credit. Each such LC Application shall specify whether the requested Credit Extension is for the issuance, increase in the amount of or extension of the term of the applicable Letter of Credit and include such other information as the Bank may reasonably request. No Letter of Credit shall have an expiration date later than five Business Days prior to the scheduled Termination Date.
     2.12 LC Drawings. The Bank will give the Borrower prompt notice of any drawing under a Letter of Credit. The Borrower may reimburse the Bank for any such drawing on the date of such drawing. If the Borrower elects not to reimburse the Bank on such date, then the Borrower shall be deemed to have requested, and the Bank shall be deemed to have made, a Base Rate Loan to the Borrower on such date in the amount of the applicable drawing (without regard to whether any condition set forth in Section 4 has been satisfied).

     2.13 LC Applications. If there is any conflict between this Agreement and any LC Application, the provisions of this Agreement shall control.
     2.14 LC Fees. The Borrower shall pay the Bank a letter of credit fee at a rate per annum equal to the LC Fee Rate on the average daily undrawn amount of each Letter of Credit. Such fee shall be payable on the last day of each calendar quarter and on the Termination Date (and thereafter on demand). The Borrower also shall pay the Bank documentary and processing charges in connection with the issuance and modification of, and any drawing under, any Letter of Credit in accordance with the Bank’s standard schedule for such charges as in effect from time to time.
     2.15 Computation of Interest and Fees. All computations of interest based upon the Base Rate shall be made on the basis of a year of 365 or, if applicable, 366 days. All other computations of interest and fees shall be made on the basis of a year of 360 days. Each determination of an interest rate by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error.
     2.16 Payments. All payments to the Bank shall be made in immediately available funds, without setoff, counterclaim or other deduction, at its principal office in Chicago, Illinois (or at such other office as the Bank may reasonably specify) not later than noon, Chicago time, on the date due (and funds received after that hour shall be deemed received on the next Business Day). Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately following Business Day; provided that if the immediately following Business Day is the first Business Day of a calendar month, such payment shall be made on the immediately preceding Business Day.
     2.17 Additional Interest on LIBOR Loans. If at any time the Bank is required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then the Borrower will pay the Bank additional interest on the unpaid principal amount of each LIBOR Loan in accordance with, and subject to the limitations and requirements of, the terms of Section 2.07 of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.
     2.18 Taxes. The Borrower agrees to pay, or to reimburse the Bank for, all Taxes on the same basis as, and subject to the limitations and requirements of, the terms of Section 2.14 of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.
3. INCREASED COSTS; ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS.
     3.1 Increased Costs. The Borrower agrees to reimburse the Bank for any increase in the cost to the Bank of, or any reduction in the amount of any sum receivable by the Bank in respect of, making or maintaining any LIBOR Loan or issuing or maintaining any Letter of Credit, in each case in accordance with the terms of Section 2.11(a) of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.
     3.2 Changes in Law Rendering LIBOR Loans Unlawful. If the Bank makes any determination of the type described in Section 2.12 of the Syndicated Agreement with respect to any LIBOR Loan, such Loan shall automatically convert to a Base Rate Loan on the date required and, if applicable, the availability of LIBOR Loans shall be suspended.
     3.3 Increased Capital Costs. The Borrower agrees to reimburse the Bank for all increased capital costs of the type described in Section 2.11(b) of the Syndicated Agreement as if such Section were set forth in full herein mutatis mutandis.
     3.4 Funding Losses. The Borrower will indemnify the Bank upon demand against any loss, cost or expense which the Bank may sustain or incur (including any loss or expense sustained or incurred in obtaining, liquidating or reemploying deposits or other funds acquired to fund or maintain any Loan) as a consequence of (a) any failure of the Borrower to borrow, continue or convert a Loan on a date specified therefor in a notice thereof or (b) any payment (including any payment upon the Bank’s acceleration of the Loans), prepayment or conversion (including pursuant to Section 3.2) of a Loan on a day other than the last day of an Interest Period therefor.
4. CONDITIONS PRECEDENT.
     4.1 Initial Credit Extension. The obligation of the Bank to make the initial Credit Extension shall be subject to the conditions precedent that the Bank shall have received all of the following, each duly executed and in form and substance (and dated a date) satisfactory to the Bank:
     (a) A certificate of the Secretary or an Assistant Secretary of the Borrower attaching (i) resolutions of the sole member of the Borrower authorizing the execution, delivery and performance of this Agreement and the Note by the Borrower; (ii) an incumbency certificate that identifies by name and title and bears the signatures of the officers of the Borrower authorized to sign this Agreement and the Note and documents related hereto, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower; (iii) copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement and the Note by the Borrower (or a statement that no such authorizations and approvals are required); and (iv) a copy of the Operating Agreement of the Borrower as in effect on the date of such certificate.
     (b) A certificate signed by the chief financial officer, principal accounting officer or treasurer of the Borrower stating that (i) the representations and warranties contained in Section 5 are true and correct as of the date of the initial Credit Extension, as though made on and as of such date; and (ii) no Default or Unmatured Default has occurred and is continuing or will result from such Credit Extension.
     (c) A written opinion of counsel to the Borrower in form and substance reasonably acceptable to the Bank.
     (d) Such other approvals and documents as the Bank may reasonably request.
     4.2 Each Credit Extension. The obligation of the Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to the conditions precedent that (a) all of the representations and warranties set forth in Section 5 are true and correct as if made on the date of such Credit Extension; provided that this clause (a) shall not apply to the representations and warranties set forth in Sections 4.01(e)(iv)(B) or in the first sentence of Section 4.01(f), in each case of the Syndicated Agreement as incorporated herein by reference, with respect to a Loan if the proceeds of such Loan will be used exclusively to repay the Borrower’s maturing commercial paper (and, in the event of any such Loan, the Administrative Agent may require the Borrower to deliver information sufficient to disburse the proceeds of such Loan directly to the holders of such commercial paper or a paying agent therefor); and (b) no Default or Unmatured Default shall have occurred and be continuing or would result from the making of such Credit Extension. Each request for a Loan shall be deemed a representation by the Borrower that the conditions precedent set forth in this Section 4.2 have been satisfied.
5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:
     5.1 Organization. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.
     5.2 Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the operating agreement or other organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any of its Subsidiaries.
     5.3 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note, except (a) the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, if applicable, and (b) the Federal Energy Regulatory Commission, if applicable, which approvals, if required, have been duly obtained and are in full force and effect..
     5.4 Enforceability. This Agreement is, and the Note and each LC Application when delivered hereunder will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
     5.5 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Borrower and its Subsidiaries is represented by margin stock.
     5.6 Use of Proceeds. No proceeds of any Loan have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.
     5.7 Representations and Warranties in Syndicated Agreement. Each representation and warranty of the Borrower set forth in Section 4.01(e)(iv), (f), (i) and (j) of the Syndicated Agreement is true and correct as if such representation and warranty and all related definitions were set forth in full herein, mutatis mutandis.
6. COVENANTS. The Borrower agrees that, so long as the Commitment has not been terminated, any Letter of Credit remains outstanding or any obligation of the Borrower hereunder remains unpaid, the Borrower will observe and perform each applicable covenant set forth in Article V of the Syndicated Agreement (excluding, so long as no Loan or Letter of Credit is outstanding or has been requested, Section 5.02(a) thereof) as if such covenants (and all related definitions) were set forth herein, mutatis mutandis.
7. EVENTS OF DEFAULT; REMEDIES.
     7.1 Events of Default. The occurrence and continuance of any one or more of the following events shall constitute a Default:
     (a) The Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable; or (ii) any interest on any Loan, or any fee or other amount payable by the Borrower under this Agreement within three Business Days after the same becomes due and payable.
     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made.
     (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a)(vii), Section 5.01(b)(i) or Section 5.02 of the Syndicated Agreement as incorporated herein by reference; or (ii) any other term, covenant or agreement contained in Article V of the Syndicated Agreement as incorporated herein by reference if the failure to perform or observe such covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank.
     (d) Any “Event of Default” under and as defined in the Syndicated Agreement shall occur and be continuing with respect to the Borrower under Section 6.01(d), (e), (f), (g) or (j) of the Syndicated Agreement.
     7.2 Remedies. Upon the occurrence of a Default resulting from an “Event of Default” under Section 6.01(e) of the Syndicated Agreement with respect to the Borrower, the Commitment shall automatically be terminated and all obligations hereunder shall automatically and immediately become due and payable in full, and the Borrower shall provide cash collateral for all outstanding Letters of Credit, in each case without further presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives; and upon the occurrence of any other Default, the Commitment may be terminated by the Bank and/or the Bank may declare the principal of and accrued interest on each Loan, and all other amounts payable hereunder, to be forthwith due and payable in full, whereupon the outstanding principal amount of each Loan, all interest thereon and all other amounts payable hereunder shall be forthwith due and payable, and/or the Bank may demand, and the Borrower shall provide, cash collateral for all outstanding Letters of Credit, in each case without further presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
8. GENERAL.
     8.1 Amendments and Waivers. Except as otherwise expressly provided in the definition of “Syndicated Agreement,” no amendment or waiver of any provision of this Agreement or the Note, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Bank.
     8.2 Severability; No Waiver; Remedies. The illegality or unenforceability of any provision of this Agreement or the Note shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or the Note. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     8.3 Costs and Expenses. The Borrower shall pay all reasonable costs and expenses of the Bank (including reasonable attorneys’ fees and charges) arising out of, or in connection with, (a) the negotiation, preparation, execution and delivery of this Agreement and the Note and any amendment, waiver, consent or modification with respect hereto or thereto and (b) the protection or enforcement of any rights hereunder or under the Note or any LC Application.
     8.4 Indemnification. In consideration of the execution and delivery of this Agreement by the Bank and the extension of credit hereunder, the Borrower hereby indemnifies the Bank and its affiliates and each of their respective officers, directors, employees and agents (collectively the “Indemnified Parties”) for, and agrees to hold each Indemnified Party harmless against, any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, incurred by any Indemnified Party in connection with this Agreement and the Credit Extensions hereunder, all to the same extent, on the same basis and subject to the same limitations set forth for indemnified parties in Section 8.04(c) of the Syndicated Agreement.
     8.5 Notices. Except as otherwise provided herein, all notices, and other communications hereunder shall be in writing, shall be directed to the applicable party at its address below its signature hereto (or such other address as it shall have specified by notice to the other party) and shall be deemed received in accordance with the provisions of Section 8.02 of the Syndicated Agreement.
     8.6 Survival. The obligations of the Borrower under Sections 2.17, 3, 8.3 and 8.4 shall, subject to the limitations set forth therein and in the relevant provisions of the Syndicated

Agreement that are incorporated therein by reference, survive repayment of the Loans, expiration or termination of all Letters of Credit and the termination of this Agreement.
     8.7 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as delivery of a manually-signed counterpart hereof.
     8.8 Successors and Assigns. Neither the Borrower nor the Bank may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided that no consent of the Borrower shall be required for any assignment by the Bank during the existence of a Default.
     8.9 Right of Set-off. Upon the occurrence and during the continuance of any Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note, whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 8.9 are in addition to other rights and remedies (including other rights of set-off) that the Bank may have.
     8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.
     8.11 CONSENT TO JURISDICTION; CERTAIN WAIVERS. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
     (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE ANY SPECIAL,

EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
     8.12 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When a borrower opens an account, if such borrower is an individual, the Bank will ask for such borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Bank to identify such borrower; and, if such borrower is not an individual, the Bank will ask for such borrower’s name, tax identification number, business address, and other information that will allow the Bank to identify such borrower. The Bank may also ask, if such borrower is an individual, to see such borrower’s driver’s license or other identifying documents; and, if such borrower is not an individual, to see such borrower’s legal organizational documents or other identifying documents.
[Signature pages follow]

          Please acknowledge your agreement to the foregoing by signing and returning a copy of this Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

By:

Name:

Title:

Address:
230 W. Monroe, Suite 2900
Chicago, IL 60606
Attn: Charles Reed
Fax: 312-553-4783

Agreed to as of the date first above written:

EXELON GENERATION COMPANY, LLC

By:

Michael R. Metzner
Treasurer
10 South Dearborn, 37th Floor
Chicago, Illinois 60603
Attention: Michael R. Metzner
Fax: 312-394-5215

SCHEDULE I
PRICING SCHEDULE
     The “Applicable Margin,” the “LC Fee Rate” and the “Facility Fee Rate” for any day are the respective percentages per annum set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	Applicable	LC	Facility Fee
Status	Margin	Fee Rate	Rate
Level I	0.250%	0.250%	0.060%
Level II	0.300%	0.300%	0.070%
Level III	0.400%	0.400%	0.090%
Level IV	0.500%	0.500%	0.110%
Level V	0.750%	0.750%	0.150%
Level VI	1.000%	1.000%	0.200%
     The Status in effect on any date is based on the Moody’s Rating and S&P Rating in effect at the close of business on such date.
     For the purposes of the foregoing (but subject to the final paragraph of this Pricing Schedule):
     “Level I Status” exists at any date if, on such date, the Borrower’s Moody’s Rating is A2 or better or the Borrower’s S&P Rating is A or better.
     “Level II Status” exists at any date if, on such date, (i) Level I Status does not exist and (ii) the Borrower’s Moody’s Rating is A3 or better or the Borrower’s S&P Rating is A- or better.
     “Level III Status” exists at any date if, on such date, (i) neither Level I Status nor Level II Status exists and (ii) the Borrower’s Moody’s Rating is Baa1 or better or the Borrower’s S&P Rating is BBB+ or better.
     “Level IV Status” exists at any date if, on such date, (i) none of Level I Status, Level II Status or Level III Status exists and (ii) the Borrower’s Moody’s Rating is Baa2 or better or the Borrower’s S&P Rating is BBB or better.
     “Level V Status” exists at any date if, on such date, (i) none of Level I Status, Level II Status, Level III Status or Level IV status exists and (ii) the Borrower’s Moody’s Rating is Baa3 or better or the Borrower’s S&P Rating is BBB- or better.
     “Level VI Status” exists at any date for Borrower if, on such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

     “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.
     If the S&P Rating and the Moody’s Rating for the Borrower create a split-rated situation and the ratings differential is one level, the higher rating will apply. If the differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply. If Borrower has no Moody’s Rating or no S&P Rating, Level VI Status shall exist.

EXHIBIT A
FORM OF NOTE
February 13, 2006
          FOR VALUE RECEIVED, the undersigned, EXELON GENERATION COMPANY, LLC, a Pennsylvania limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, National Association (the “Bank”), the aggregate principal amount of all outstanding Loans made by the Bank to the Borrower pursuant to the Credit Agreement (defined below).
          The Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Bank in immediately available funds.
          This Note is the Note referred to in, and is entitled to the benefits of, the letter agreement dated as of February 13, 2006 between the Borrower and the Bank (as amended, modified or supplemented from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Commitment Amount at such time and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

EXELON GENERATION COMPANY, LLC
By
Name:
Title: